EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-59567, 333-11703, 333-11703-01, 333-67843 and 333-81029) and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-80978, 33-4042, 33-27203, 33-29498, 33-46968, 33-51691, 333-08005, 333-27313 and 333-81031) of
Triton Energy Limited of our report dated February 23, 2000 appearing on page F-2 of this Form 10-K.





PricewaterhouseCoopers  LLP
Dallas,  Texas
March  8,  2000